EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (File No. 333-181196) of our report dated February 23, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Encana Corporation's Annual Report on Form 40-F for the year ended December 31, 2011.

We also consent to the incorporation by reference in this Registration Statement on Form F-10 (File No. 333-181196) of our report dated April 24, 2012 relating to the financial statements, which appears in Encana Corporation's Form 6-K filed with the Securities and Exchange Commission on April 27, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Calgary, Alberta
May 15, 2012

       “PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.